Exhibit 2.5

FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT

This Fourth Amendment to Asset Purchase Agreement (“Amendment”) is made and entered into effective the 31st day of March, 2004, by and between Amedisys, Inc., a Delaware corporation, and/or those wholly owned (directly or indirectly) individual subsidiaries of Amedisys, Inc. to which it assigns its rights under the Asset Purchase Agreement referenced below prior to the Closing, as Purchaser (hereinafter referred to collectively as “Purchaser”) and the individual entities executing this Amendment on the execution page hereof, as Seller (hereinafter referred to collectively as “Seller”). Purchaser and Seller are referred to at times in this Amendment as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Purchaser and Seller entered into that certain Asset Purchase Agreement dated January 5, 2004, as amended (the “Agreement”); and

WHEREAS, the Parties, pursuant to the First Amendment to Asset Purchase Agreement dated January 31, 2004, modified the closing dates upon which certain of the Agencies’ Assets would by transferred by Seller to Purchaser and confirmed that the contingency in the Agreement relating to Purchaser’s due diligence had been satisfied; and

WHEREAS, the Parties, pursuant to the Second Amendment to Asset Purchase Agreement dated February 25, 2004 modified the schedule of closing dates to allow for the Closing of the sale of assets of Spalding Regional Home Health to take place on April 1, 2004; and

WHEREAS, the Parties, pursuant to the Third Amendment to Asset Purchase Agreement, clarified the language in certain sections of the Agreement, adjusted the purchase price of the transaction as reflected in Section 3 of the Agreement, revised Section 3.07 and Section 3.08 of the Agreement to allow for the Parties to determine the process by which Straddle Episodes and certain funds relating to the Straddle Episodes would be handled, and revised Section 5.13 of the Agreement to reflect the delivery of December 31, 2003 financial statements to the Purchaser; and

WHEREAS, the Parties wish to again amend the Agreement to further clarify certain provisions of the Agreement; to amend and replace the signature pages of the Agreement by striking the name “Brookwood Health Services, Inc.” from the signature page (which name has been determined by the Parties to be inaccurate); and to similarly amend, update and replace Schedule A to the Agreement (Name and Address of each Seller Business) and amend, update and replace Schedule 2.01 of the Agreement.

NOW THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, agree as follows:

1. Section 1.02(i) is amended to strike the reference to Brookwood Health Services, Inc. and to read as follows:

(i) All licenses, provider numbers and provider agreements and permits and attendant rights, to the extent assignable, held by Seller relating to the ownership, development and operations of the Business, including: (1) Professional Home Health, Biloxi, MS; (2) American Medical Home Care, Inc. d/b/a Brookwood Home Health (a/k/a Brookwood Home Care Services) – Birmingham, AL; (3) Memorial Home Care – New Orleans, LA; (4) Spalding Regional Home Health – Griffin, GA; (5) Tenet Home Care of Palm Beach – Delray Beach, FL; (6) Tenet Home Care of Broward County – Lauderdale Lakes, FL; (7) St. Mary’s Hospital Home Health – West Palm Beach, FL; (8) Tenet Home Care of Miami – Dade - North Miami Beach, FL; (9) First Community Home Care – Dallas, TX; (10) Cypress – Fairbanks Home Health – Houston, TX; (11) St. Francis Home Health and Hospice – Memphis, TN; and (12) American Medical Home Care, Inc. d/b/a Brookwood Hospice (a/k/a Brookwood Medical Center Hospice) - Birmingham, AL.

2. Section 5.09.02 is amended to read as follows:

5.09.02 Employment of Seller’s Employees. Schedule 5.09.02 is a list of names of employees of Seller to whom Purchaser agrees to extend an offer of employment effective as of the Closing (which may be updated for each Agency prior to the applicable Agency Transfer Date) (the employees listed on Schedule 5.09.02 who are to be extended an offer of employment by Purchaser are referred to individually as “Assumed Employee” and collectively as “Assumed Employees”).

3. Section 5.09.03 is amended to read as follows:

5.09.03 Non-Employment and Non-Solicitation of Assumed Employees by Seller. With the exception of Split Function Employees (defined below):

(i) Seller agrees also that for a period of ninety (90) days commencing on the applicable Agency Transfer Date, neither Seller, nor any Affiliate thereof, will employ any Assumed Employee who was a full-time employee of that Agency as of the Closing Date or employed between the Closing Date and the Agency Transfer Date. Seller further agrees that it will pay to Purchaser the sum of Two Thousand Five Hundred ($2,500.00) Dollars for each breach of this provision as Purchaser’s sole remedy, unless said breach is expressly waived by Purchaser.

(ii) Seller agrees also that for a period of three hundred sixty-five (365) days following the applicable Agency Transfer Date, Seller, or any Affiliate thereof, will not solicit or encourage for employment any Assumed Employee who was a full-time employee of that Agency at the Closing Date or employed between the Closing Date and the Agency Transfer Date. If, during this time period of three hundred sixty-five days (365) days, Seller receives a request for employment from any such Assumed Employee, Seller shall not be prevented from employing such Assumed Employee (following the 90 day period in paragraph (i) preceding) provided (i) the Assumed Employee contacts Seller on his or her own initiative without any direct or indirect solicitation by, or encouragement from, Seller, (the Parties agreeing that advertising of any nature to the general public is not such a direct or indirect solicitation) and (ii) Seller notifies Purchaser of said request and Seller does not employ the requesting Assumed Employee for at least ten (10) days from the date of Purchaser’s receipt of the notification. Seller further agrees that it will pay to Purchaser as Purchaser’s sole remedy the sum of Two

Thousand Five Hundred ($2,500.00) Dollars for each breach of this provision, unless said breach is expressly waived by Purchaser.

(iii) A Split Function Employee is an Assumed Employee who may be a full-time or part-time employee of an Agency but who provides services to Seller beyond or in addition to services for patients of the Agency on a regular basis in Seller’s other non-home health care business operations.

4. Section 5.09.04 of the Agreement is amended to read as follows:

5.09.04 Transition of Employees. Purchaser will extend offers of employment to each of the employees set forth on Schedule 5.09.02 (and as updated by Seller for each Agency Transfer Date) at a compensation level (if Purchaser’s compensation plans are not based on an annual salary) and on terms that are provided by Purchaser to its employees engaged in comparable duties to such Assumed Employee as in effect immediately prior to the Agency Transfer Date. Seller will reasonably facilitate Purchaser’s extension of offers of employment to such persons. Purchaser’s employment of each such Assumed Employee will be in accordance with Purchaser’s normal employment policies and productivity standards. Each Assumed Employee who accepts Purchaser’s offer of employment pursuant to Purchaser’s normal employment policies and this Agreement will become a Purchaser employee on the later of (a) the Agency Transfer Date, or (b) the date of his or her acceptance of the offer of employment and will be eligible to participate in all employee benefit plans or employment policies and programs available to similarly situated Purchaser employees. In accordance with applicable state law, Purchaser specifically agrees to provide workers’ compensation insurance coverage to all Assumed Employees.

5. The execution pages of the Agreement are hereby amended, restated and replaced in whole, in accordance with the signature pages attached hereto as Exhibit A.

6. Schedule A of the Agreement is hereby amended, restated and replaced in whole with the revised Schedule A, attached hereto as Exhibit B.

7. Schedule 2.01 of the Agreement is hereby amended, restated and replaced in whole, in accordance with the revised Schedule 2.01 attached hereto as Exhibit C.

8. All defined terms used in this Amendment but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

9. Except as otherwise set forth herein, no terms or provisions of the Agreement are amended or modified by this Amendment.

10. To the extent this Amendment is inconsistent or conflicts with the Agreement, this Amendment shall control.

[Signature Pages Follow]

EXHIBIT A

SELLER:

Professional Home Health

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

American Medical Home Care, Inc. d/b/a Brookwood Home Health (a/k/a Brookwood Home Care Services)

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

Memorial Home Care

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

Spalding Regional Home Health

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

Tenet Home Care of Palm Beach

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

Tenet Home Care of Broward County

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

St. Mary’s Hospital Home Health

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

Tenet Home Care of Miami-Dade

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

First Community Home Care

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

Cypress – Fairbanks Home Health

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

St. Francis Home Health and Hospice

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

American Medical Home Care, Inc. d/b/a Brookwood Hospice (a/k/a Brookwood Medical Center Hospice)

By:
Name:	Eric Tuckman
Title:	Authorized Signatory

PURCHASER:

Amedisys, Inc.

By:
Name:
Title:

EXHIBIT B

SCHEDULE A

(Attached Hereto)

SCHEDULE A

1.	Professional Home Health (Gulf Coast Community Hospital, Inc.)
152 Gateway Drive
Biloxi, Mississippi 395

2.	Memorial Home Care & Special Services
(Tenet HealthSystem Memorial Medical Center, Inc.)
2800 Cadiz Street
New Orleans, Louisiana 70115

3.	Spalding Regional Home Health (Tenet HealthSystem Spalding, Inc.)
610 South Eighth Street, Suite A
Griffin, Georgia 30224

4.	Tenet Home Care of Palm Beach (Delray Medical Center, Inc.)
5440 Linton Blvd.
Fair Oak Pavilion, 2nd Floor
Delray Beach, Florida 33484

5.	Tenet Home Care of Broward County (FMC Hospital, Ltd.)
4850 W. Oakland Park Blvd
Suite 235
Lauderdale Lakes, Florida 33313

6.	St. Mary’s Hospital Home Health (Tenet West Palm Outreach Services, Inc.)
901 45th Street-Sunders Hall
West Palm Beach, Florida 33407

7.	Tenet Home Care of Miami Dade (Medi-Health of Florida, Inc.)
909 N. Miami Beach Blvd
Suite 301
North Miami Beach, Florida 33162

8.	First Community Home Care (Tenet Hospitals Limited)
9323 Garland Road
Suite 308
Dallas, Texas 75218

9.	Cypress-Fairbanks Home Health (New Medical Horizons II, Ltd.)
11250 West Rd. Unit A
Steeplecrest Park
Houston, Texas 77065

10.	St. Francis Home Health and Hospice (Amisub (SFH), Inc.)
5959 Park Avenue
Memphis, Tennessee 38187

11.	Brookwood Hospice
a/k/a Brookwood Medical Center Hospice (American Medical Home Care, Inc.)
Brookwood South Building
3143 Pelham Parkway
Pelham, Alabama 35214

12.	Brookwood Home Health
a/k/a Brookwood Home Care Services (American Medical Home Care, Inc.)
Brookwood South Building
3143 Pelham Parkway
Pelham, Alabama 35214

EXHIBIT C

SCHEDULE 2.01

(Attached Hereto)

SCHEDULE 2.01

Agencies	Purchase Price Payment
March 1, 2004 Professional Home Health; Memorial Home Care; First Community Home Care; Cypress-Fairbanks Home Health	$14,151,493 (being $14,236,225 less the Estimated Value of Accrued but Unused Paid Time off of $84,732.32)

April 1, 2004 Spalding Regional Home Health; American Medical Home Care, Inc. d/b/a Brookwood Home Health (a/k/a Brookwood Home Care Services); American Medical Home Care, Inc. d/b/a Brookwood Hospice (a/k/a/ Brookwood Medical Center Hospice); St. Francis Hospital Home Health and Hospice	$2,477,209

May 1, 2004 Tenet Home Care of Palm Beach; Tenet Home Care of Broward County; St. Mary’s Hospital Home Health; Tenet Home Care of Miami-Dade	$2,477,209